SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2004

CHAMPION ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Michigan	1-9751	38-2743168

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

(Address of principal executive offices)

Registrant’s telephone number, including area code: (248) 340-9090

N/A

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number
99.1	Press Release dated July 23, 2004.

Item 12. Results of Operations and Financial Condition.

     On July 23, 2004, Champion Enterprises, Inc. issued a press release announcing its financial results for the second quarter ended July 3, 2004. This press release is being furnished pursuant to Item 12 of Form 8-K. The full text of the press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

     The registrant’s press release issued July 23, 2004 contains a table that reconciles net income (loss) includes a subtotal of pretax internal operating results, which excludes a mark-to-market credit (charge) for stock warrant, debt retirement gain (loss), income tax benefit (expense), and income (loss) from discontinued operations. Management believes that pretax internal operating results, which exclude non-cash capital structure related items, income taxes, and discontinued operations, is useful in understanding the results of its core operations of producing and selling manufactured housing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION ENTERPRISES, INC.
/s/ Phyllis A. Knight
Phyllis A. Knight,
Executive Vice President and Chief Financial Officer

Date: July 23, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated July 23, 2004